UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 12, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

See MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in Item 7 of Mississippi Power Company’s (“Mississippi Power”) Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) and in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Form 10-Q”). See also Note 3 to the financial statements of The Southern Company (“Southern Company”) and of Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in Item 8 of each company’s Form 10-K for additional information regarding rate recovery for costs associated with the integrated coal gasification combined cycle facility under construction in Kemper County, Mississippi (the “Kemper IGCC”). See also Note (B) to the Condensed Financial Statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” in each company’s Form 10-Q for information regarding: the rates implemented by the March 2013 Mississippi Public Service Commission (“PSC”) order, the 2015 Mississippi Supreme Court decision relating to rate recovery for the Kemper IGCC and the Mississippi PSC’s July 7, 2015 order implementing such decision, as well as Mississippi Power’s filing of three alternative rate proposals on May 15, 2015 and Mississippi Power’s supplemental filing on July 10, 2015 including a request for interim rates (the “Interim Rate Request”) and an additional alternative rate proposal (the “In-Service Asset Proposal”).
On August 13, 2015, the Mississippi PSC approved implementation of the Interim Rate Request beginning with the first billing cycle of September 2015 (on

August 19), subject to refund and certain other conditions. In addition, the Mississippi PSC reserved the right to modify or terminate the interim rates based upon a material change in circumstances. The Interim Rate Request and the In-Service Asset Proposal are designed to collect approximately $159 million annually. Separately, on August 12, 2015, the Mississippi PSC issued a scheduling order to consider the In-Service Asset Proposal on a permanent basis which (1) schedules a hearing for November 10, 2015 and (2) provides for the issuance of a final order on or before December 8, 2015.
The ultimate outcome of this matter cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2015		THE SOUTHERN COMPANY

	By	/s/ Melissa K. Caen
Melissa K. Caen Corporate Secretary
MISSISSIPPI POWER COMPANY

	By	/s/ Melissa K. Caen
Melissa K. Caen Assistant Secretary

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